UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2013

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2013, Cornerstone Therapeutics Inc. (the "Company") increased the annual base salary of the Company’s Chief Financial Officer, Alastair McEwan. Mr. McEwan’s annual base salary was increased from $190,000 to $300,000 in recognition of Mr. McEwan’s assumption of additional corporate responsibilities in connection with the previously disclosed resignation of the Company’s General Counsel and the proposed merger with Chiesi Farmaceutici S.p.A. ("Chiesi"), which was previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on September 16, 2013. Mr. McEwan’s salary increase was approved in connection with, and contingent upon, the mutual agreement of Mr. McEwan and the Company, which was effective September 15, 2013, terminating Mr. McEwan’s letter agreement with the Company dated November 6, 2012 (the "Side Letter").

The Company has previously filed the Side Letter as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 9, 2012. The Company refers you to such exhibit for the complete terms of the Side Letter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

September 19, 2013	By:	/s/ Kenneth R. McBean

Name: Kenneth R. McBean
Title: President